UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 1, 2004

WHITNEY INFORMATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway, Suite A, Cape Coral, Florida		33904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2004, the Registrant entered into a six-month agreement with Discount Buyers Association of America (DBAA) to assume operational control over its business and post-secondary education products.  Simultaneously, the Registrant entered into an option to purchase all of DBAA’s assets.  The Registrant paid $500,000 for the option, which is exercisable until the management agreement expires.

Under the agreement, the Registrant assumed managerial control of DBAA, including oversight of its Venice, Florida headquarters.  Over the next six months, the Registrant will incorporate into its existing cirricula several training programs that focus on various aspects of real estate debt finance.  These programs include:  discount notes, advanced factoring and industry advance training.

DBAA training courses, created and taught by Don Burnham, have long augmented the Registrant’s product offerings and have helped train a number of the Registrant’s students.  The Registrant’s goal is to establish these courses as the backbone for a new track of coursework.

The Registrant disseminated a press release concerning the DBAA agreement, a copy of which has been included as an Exhibit to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit 99.1	Press Release
Exhibit 99.2	DBAA Management Agreement
Exhibit 99.3	DBAA Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.
(Registrant)

Date: September 7, 2004

	By:	/s/ CHARLES E. MILLER
Charles E. Miller, Chief Financial Officer